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                                                                    Exhibit 99.3


                   CONSENT OF WASSERSTEIN PERELLA & CO., INC.


We hereby consent to the use of our name and to the description of our opinion letter dated August 10, 1997 under the caption "The Merger-Opinion of Financial Advisor" in, and to the inclusion of our opinion letter as Annex C to, the Proxy Statement/Prospectus of Amscan Holdings, Inc., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Amscan Holdings, Inc. By giving this consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                            WASSERSTEIN PERELLA & CO., INC.


New York, New York
November 6, 1997


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